Exhibit 99.1

Microsoft Cloud Strength Fuels Third Quarter Results

REDMOND, Wash. — April 26, 2022 — Microsoft Corp. today announced the following results for the quarter ended March 31, 2022, as compared to the corresponding period of last fiscal year:

•	Revenue was $49.4 billion and increased 18%
•	Operating income was $20.4 billion and increased 19%
•	Net income was $16.7 billion and increased 8% GAAP (up 13% non-GAAP)
•	Diluted earnings per share was $2.22 and increased 9% GAAP (up 14% non-GAAP)

Revenue and diluted earnings per share results include $(302) million and $(0.03) of additional impact from unfavorable foreign exchange rate movement within the quarter and $111 million and $(0.01) from Nuance, which closed on March 4, 2022, neither of which were included in the forward-looking guidance provided on January 25, 2022. Additional details are provided in the Earnings Call Slides.

“Going forward, digital technology will be the key input that powers the world’s economic output,” said Satya Nadella, chairman and chief executive officer of Microsoft. “Across the tech stack, we are expanding our opportunity and taking share as we help customers differentiate, build resilience, and do more with less.”

“Continued customer commitment to our cloud platform and strong sales execution drove better than expected commercial bookings growth of 28% and Microsoft Cloud revenue of $23.4 billion, up 32% year over year,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2021 As Reported (GAAP)	$41,706	$17,048	$15,457	$2.03
Net income tax benefit related to India Supreme Court decision on withholding taxes	—	—	(620)	(0.08)
2021 As Adjusted (non-GAAP)	$41,706	$17,048	$14,837	$1.95
2022 As Reported (GAAP)	$49,360	$20,364	$16,728	$2.22
Percentage Change Y/Y (GAAP)	18%	19%	8%	9%
Percentage Change Y/Y (non-GAAP)	18%	19%	13%	14%
Percentage Change Y/Y (non-GAAP) Constant Currency	21%	23%	17%	18%

Business Highlights

Revenue in Productivity and Business Processes was $15.8 billion and increased 17%, with the following business highlights:

•	Office Commercial products and cloud services revenue increased 12% (up 14% CC) driven by Office 365 Commercial revenue growth of 17% (up 20% CC)
•	Office Consumer products and cloud services revenue increased 11% (up 12% CC) and Microsoft 365 Consumer subscribers grew to 58.4 million
•	LinkedIn revenue increased 34% (up 35% CC)
•	Dynamics products and cloud services revenue increased 22% (up 25% CC) driven by Dynamics 365 revenue growth of 35% (up 38% CC)

Revenue in Intelligent Cloud was $19.1 billion and increased 26%, with the following business highlights:

•	Server products and cloud services revenue increased 29% (up 32% CC) driven by Azure and other cloud services revenue growth of 46% (up 49% CC)

Revenue in More Personal Computing was $14.5 billion and increased 11%, with the following business highlights:

•	Windows OEM revenue increased 11%
•	Windows Commercial products and cloud services revenue increased 14% (up 19% CC)
•	Xbox content and services revenue increased 4% (up 6% CC)
•	Search and news advertising revenue excluding traffic acquisition costs increased 23% (up 25% CC)
•	Surface revenue increased 13% (up 18% CC)

Microsoft returned $12.4 billion to shareholders in the form of share repurchases and dividends in the third quarter of fiscal year 2022, an increase of 25% compared to the third quarter of fiscal year 2021.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Environmental, Social, and Governance (ESG)

To better execute Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chairman and chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Keith Dolliver, deputy general counsel, and Brett Iversen, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on April 26, 2023.

Non-GAAP Definition

The India Supreme Court Decision Impact. In March 2021, the India Supreme Court issued a decision on withholding taxes in the case of Engineering Analysis Centre of Excellence Private Limited vs The Commissioner of Income Tax. Microsoft has historically paid India withholding taxes on software sales through distributor withholding and tax audit assessments in India. The India Supreme Court ruled favorably for companies in 86 separate appeals, some dating back to 2012, holding that software sales are not subject to India withholding taxes. Although Microsoft was not a party to the appeals, Microsoft’s software sales in India were determined to be not subject to withholding taxes. Therefore, Microsoft recorded a net income tax benefit of $620 million in the third quarter of fiscal year 2021 to reflect the results of the India Supreme Court decision impacting fiscal year 1996 through fiscal year 2016.

Microsoft has provided non-GAAP financial measures related to the India Supreme Court decision to aid investors in better understanding our performance. Microsoft believes these non-GAAP measures assist investors by providing additional insight into its operational performance and help clarify trends affecting its business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2021 As Reported (GAAP)	$41,706	$17,048	$15,457	$2.03
2021 As Adjusted (non-GAAP)	$41,706	$17,048	$14,837	$1.95
2022 As Reported (GAAP)	$49,360	$20,364	$16,728	$2.22
Percentage Change Y/Y (GAAP)	18%	19%	8%	9%
Percentage Change Y/Y (non-GAAP)	18%	19%	13%	14%
Constant Currency Impact	$(1,003)	$(677)	$(577)	$(0.08)
Percentage Change Y/Y (non-GAAP) Constant Currency	21%	23%	17%	18%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2021 As Reported (GAAP)	$13,552	$15,118	$13,036
2022 As Reported (GAAP)	$15,789	$19,051	$14,520
Percentage Change Y/Y (GAAP)	17%	26%	11%
Constant Currency Impact	$(332)	$(418)	$(253)
Percentage Change Y/Y (non-GAAP) Constant Currency	19%	29%	13%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended March 31, 2022
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y (non-GAAP) Constant Currency
Office Commercial products and cloud services	12%	2%	14%
Office 365 Commercial	17%	3%	20%
Office Consumer products and cloud services	11%	1%	12%
LinkedIn	34%	1%	35%
Dynamics products and cloud services	22%	3%	25%
Dynamics 365	35%	3%	38%
Server products and cloud services	29%	3%	32%
Azure and other cloud services	46%	3%	49%
Windows OEM	11%	0%	11%
Windows Commercial products and cloud services	14%	5%	19%
Xbox content and services	4%	2%	6%
Search and news advertising excluding traffic acquisition costs	23%	2%	25%
Surface	13%	5%	18%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential consequences under trade, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of March 31, 2022. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Brett Iversen, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Revenue:
Product	$17,366	$16,873	$54,776	$52,136
Service and other	31,994	24,833	91,629	69,800

Total revenue	49,360	41,706	146,405	121,936

Cost of revenue:
Product	4,584	4,277	14,707	13,932
Service and other	11,031	8,768	31,514	24,309

Total cost of revenue	15,615	13,045	46,221	38,241

Gross margin	33,745	28,661	100,184	83,695
Research and development	6,306	5,204	17,663	15,029
Sales and marketing	5,595	5,082	15,521	14,260
General and administrative	1,480	1,327	4,151	3,585

Operating income	20,364	17,048	62,849	50,821
Other income (expense), net	(174)	188	380	876

Income before income taxes	20,190	17,236	63,229	51,697
Provision for income taxes	3,462	1,779	7,231	6,884

Net income	$16,728	$15,457	$55,998	$44,813

Earnings per share:
Basic	$2.23	$2.05	$7.46	$5.93
Diluted	$2.22	$2.03	$7.41	$5.88

Weighted average shares outstanding:
Basic	7,493	7,539	7,504	7,554
Diluted	7,534	7,597	7,552	7,617

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Net income	$16,728	$15,457	$55,998	$44,813

Other comprehensive income (loss), net of tax:
Net change related to derivatives	6	18	8	30
Net change related to investments	(2,882)	(1,705)	(4,047)	(2,398)
Translation adjustments and other	(37)	(218)	(259)	634

Other comprehensive loss	(2,913)	(1,905)	(4,298)	(1,734)

Comprehensive income	$13,815	$13,552	$51,700	$43,079

BALANCE SHEETS

(In millions) (Unaudited)

	March 31, 2022	June 30, 2021

Assets
Current assets:
Cash and cash equivalents	$12,498	$14,224
Short-term investments	92,195	116,110

Total cash, cash equivalents, and short-term investments	104,693	130,334
Accounts receivable, net of allowance for doubtful accounts of $505 and $751	32,613	38,043
Inventories	3,296	2,636
Other current assets	13,320	13,393

Total current assets	153,922	184,406
Property and equipment, net of accumulated depreciation of $58,053 and $51,351	70,298	59,715
Operating lease right-of-use assets	12,916	11,088
Equity investments	6,907	5,984
Goodwill	67,371	49,711
Intangible assets, net	11,348	7,800
Other long-term assets	21,845	15,075

Total assets	$344,607	$333,779

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,085	$15,163
Current portion of long-term debt	1,749	8,072
Accrued compensation	9,067	10,057
Short-term income taxes	4,646	2,174
Short-term unearned revenue	34,027	41,525
Other current liabilities	11,865	11,666

Total current liabilities	77,439	88,657
Long-term debt	48,177	50,074
Long-term income taxes	26,483	27,190
Long-term unearned revenue	2,769	2,616
Deferred income taxes	304	198
Operating lease liabilities	11,357	9,629
Other long-term liabilities	15,154	13,427

Total liabilities	181,683	191,791

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,483 and 7,519	85,767	83,111
Retained earnings	79,633	57,055
Accumulated other comprehensive income (loss)	(2,476)	1,822

Total stockholders’ equity	162,924	141,988

Total liabilities and stockholders’ equity	$344,607	$333,779

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Operations
Net income	$16,728	$15,457	$55,998	$44,813
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	3,773	2,936	10,481	8,342
Stock-based compensation expense	1,906	1,525	5,505	4,547
Net recognized losses (gains) on investments and derivatives	105	(351)	(566)	(833)
Deferred income taxes	(198)	(88)	(5,985)	(116)
Changes in operating assets and liabilities:
Accounts receivable	857	290	5,800	5,125
Inventories	(279)	(329)	(662)	(349)
Other current assets	91	478	1,861	1,154
Other long-term assets	(724)	(885)	(2,230)	(2,446)
Accounts payable	520	833	284	1,181
Unearned revenue	(209)	(473)	(7,437)	(6,764)
Income taxes	1,091	1,074	1,687	(2,277)
Other current liabilities	1,287	1,590	(1,111)	394
Other long-term liabilities	438	122	781	1,259

Net cash from operations	25,386	22,179	64,406	54,030

Financing
Cash premium on debt exchange	0	(1,754)	0	(1,754)
Repayments of debt	(4,197)	(500)	(9,023)	(3,750)
Common stock issued	477	396	1,380	1,243
Common stock repurchased	(8,822)	(6,930)	(23,939)	(20,208)
Common stock cash dividends paid	(4,645)	(4,221)	(13,503)	(12,307)
Other, net	(158)	(183)	(522)	(339)

Net cash used in financing	(17,345)	(13,192)	(45,607)	(37,115)

Investing
Additions to property and equipment	(5,340)	(5,089)	(17,015)	(14,170)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(18,719)	(7,512)	(20,775)	(8,408)
Purchases of investments	(8,723)	(18,375)	(21,537)	(48,047)
Maturities of investments	1,099	15,016	15,214	44,546
Sales of investments	16,693	5,876	25,218	10,711
Other, net	(1,181)	400	(1,687)	(1,356)

Net cash used in investing	(16,171)	(9,684)	(20,582)	(16,724)

Effect of foreign exchange rates on cash and cash equivalents	24	(33)	57	(65)

Net change in cash and cash equivalents	(8,106)	(730)	(1,726)	126
Cash and cash equivalents, beginning of period	20,604	14,432	14,224	13,576

Cash and cash equivalents, end of period	$12,498	$13,702	$12,498	$13,702

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Revenue
Productivity and Business Processes	$15,789	$13,552	$46,764	$39,224
Intelligent Cloud	19,051	15,118	54,342	42,705
More Personal Computing	14,520	13,036	45,299	40,007

Total	$49,360	$41,706	$146,405	$121,936

Operating Income
Productivity and Business Processes	$7,184	$6,029	$22,453	$17,916
Intelligent Cloud	8,281	6,425	24,040	18,339
More Personal Computing	4,899	4,594	16,356	14,566

Total	$20,364	$17,048	$62,849	$50,821